UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2014

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard, Suite 500, Los Angeles, California	90036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On October 16, 2014, Broadway Financial Corporation (the “Company”) entered into, and concurrently completed, the common stock sale and debenture modification transactions provided for in the respective agreements described in the following paragraphs.  Except as stated below, each such agreement was dated and effective as of October 16, 2014.

First Supplemental Indenture

The agreements and transactions described herein were entered into in connection with the restructuring of the Company’s Floating Rate Junior Subordinate Debentures due March 17, 2014 (the “Debentures”) as contemplated in the previously reported announcement that the holders of the senior securities of the trust that holds the Debentures approved the Company’s proposal to extend the maturity of the Debentures and make certain modifications to the terms of the Debentures (collectively, the “Debenture Extension”).

The specific terms and conditions of the Debenture Extension are set forth in the First Supplemental Indenture, dated and entered into as of October 16, 2014 by the Company and U.S. Bank National Association, as Debenture Trustee (the “Supplemental Indenture”), which amended the Indenture, dated and entered into by the same parties as of March 17, 2004, pursuant to which the Debentures were originally issued.  The Supplemental Indenture provided that upon the satisfaction of certain conditions precedent specified therein, the maturity of the Debentures would be extended to March 17, 2024 and the principal of the Debentures will be required to be repaid in equal quarterly payments of principal, together with accrued interest, commencing June 17, 2019 and ending on March 24, 2024, provided that the Company’s obligations to make such payments will be conditioned on receipt of any then-required regulatory approval or non-objection.

The Supplemental Indenture provided that the Debenture Extension would only become effective upon satisfaction of certain conditions precedent, all of which were satisfied upon completion of the transactions described herein on October 16, 2014.  The conditions precedent included the consent of the holders of all outstanding Debentures, obtaining approval for or non-objection to the transactions contemplated by the Supplemental Indenture from the Federal Reserve Board and from the Company’s senior lender, completion of sales of common stock resulting in gross proceeds to the Company of at least $6 million, paying $900,000 in partial redemption of the principal amount of the Debentures (leaving a remaining principal amount of $5.1 million), payment of all interest on the Debentures accrued to the effective date of the Debenture Extension and certain other customary conditions.  In addition, the Company was required, pursuant to a separate agreement with its senior lender, to use 25% of the net proceeds of its stock sales to repay a portion of the Company’s outstanding loan from the senior lender, which loan was in default.  The Company elected to repay that loan and accrued interest thereon in full.

Subscription Agreements and Related Investor Rights Agreements

The Company entered into separate Subscription Agreements with Gapstow Financial Growth Capital Fund I LP (“Gapstow Financial”), an affiliate of Gapstow Capital Partners, and 23 other investors not affiliated with Gapstow Financial providing for the sale of Common Stock at a price of $1.10 per share (the “Private Placement”).  The Company sold an aggregate of 8,829,549 shares of Common Stock to the investors in the Subscription Offering, including 6,973,320 shares of Non-Voting Common Stock sold to two investors.  Gapstow Financial purchased 194,316 shares of Voting Common Stock and 6,169,320 shares of Non-Voting Common Stock.  National Community Investment Fund (“NCIF”) purchased 96,000 shares of Voting Common Stock and 804,000 shares of Non-Voting Common Stock.  All of the other investors purchased shares of Voting Common Stock.  The terms of each Subscription Agreement are substantially the same, except that the Subscription Agreements for Gapstow Financial and NCIF also provide for certain rights for Gapstow Financial and NCIF that are set forth in separate letter agreements (each an “Investor Rights Agreement”).  The Subscription Agreements for all of the investors provide certain securities “shelf registration” rights that are substantially similar to those provided for in the Registration Rights Agreement for Gapstow and NCIF described below.

Under the Investor Rights Agreement for Gapstow Financial, the Company re-affirmed certain: rights that had previously been granted to an affiliate of Gapstow Financial, including (i) rights to nominate one person for election as a director of the Company, subject to certain exceptions and limitations, including, among others, regulatory approval of the person so nominated, (ii) board observation and related information rights, (iii) rights to exchange a portion of the shares of Voting Common Stock held by Gapstow Financial or its affiliates into shares of Non-Voting Common Stock to be issued by the Company at the request of Gapstow Financial or its affiliates if Gapstow Financial or its affiliates desire to reduce their collective holdings of Voting stock of the Company to 9.9% for bank regulatory purposes, and (iv) pre-emptive rights to participate in future sales of Common Stock or similar securities to the extent necessary to maintain the aggregate percentage ownership of Gapstow Financial and its affiliates in the Company’s Common Stock on a fully diluted basis, subject to applicable bank regulatory requirements.  Gapstow Financial and its affiliates have chosen not to exercise their right to nominate a person for election as a director at the current time.  The Investor Rights Agreement also provides Gapstow Financial with certain securities registration rights pursuant to the Registration Rights Agreement described below.

The Investor Rights Agreement for NCIF has substantially the same provisions as the Investor Rights Agreement that the Company entered into with Gapstow Financial as described above, including rights under the separate Registration Rights Agreement described below.  NCIF has chosen not to exercise the director nomination right provided in its Investor Rights Agreement at the current time.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with Gapstow Financial and NCIF (collectively, the “Investors”) pursuant to which the Company is required to prepare and file a “Shelf Registration Statement” under the Securities Act of 1933, as amended (the “Securities Act”) covering resales by such Investors from time to time of the stock issued to each of them in the Private Placement.  The stock to be included in the Shelf Registration Statement (the “Registrable Securities”) will include the shares of Voting Common Stock initially issued to the Investors in the Private Placement, as well as the shares of Voting Common Stock that will be issued to third parties if the Investors complete certain permitted sales in the future of the Non-Voting Common Stock that the Investors purchased in the Private Placement.  The Shelf Registration Statement is required to be filed within 90 days after the date on which the Private Placement is completed (the “Filing Deadline”).  The Company is further required to use its best efforts to have the Shelf Registration Statement declared effective as soon as practical and in no event later than the earlier of (i) 90 calendar days after the Filing Deadline, and (ii) the 5th Business Day after the date the Company is notified by the SEC that such Shelf Registration Statement will not be reviewed or will not be subject to further review.  The Company is further required, with certain exceptions, to keep the Shelf Registration Statement effective, in compliance with the Securities Act, and available for resale of the Registrable Securities until the date that is twelve months after the initial effective date thereof.  Under the Registration Rights Agreement, Gapstow and NCIF also have certain “piggyback” registration rights permitting each of them to require, subject to certain exceptions, inclusion of their Registrable Securities in offerings of securities that the Company may decide to conduct.

The Registration Rights Agreement provides that all expenses incurred in connection with any registration provided for therein will be borne by the Company, except that the Company will not be required to pay underwriters fees, discounts or commissions relating to Registrable Securities or fees of separate legal counsel for the Investors.  The Company also agreed in the Registration Rights Agreement to indemnify the Investors against losses, claims and expenses to which the Investors may become subject, under the Securities Act or otherwise, arising out of or based upon any actual or alleged false or misleading statements contained in any registration statement including the Registrable Securities of the Investors, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration.  The Investors are also required to indemnify the Company against certain losses, claims and expenses arising out of actual or alleged material misstatements or omissions in information supplied to the Company by the Investors for use in any registration statement.

Item 3.02                   Unregistered Sales of Equity Securities.

On October 16, 2014, the Company issued 1,856,229 shares of its Voting Common Stock and 6,973,320 shares of its Non-Voting Common Stock pursuant to the respective Subscription Agreements described in Item 1.01 above.

Each of the sales of Common Stock was conducted without registration under the Securities Act in reliance on the exemption from such registration requirement provided by Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

The shares of Common Stock were sold in the Subscription Offering for cash at a price of $1.10 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: October 21, 2014	By	/s/ Brenda J. Battey
Brenda J. Battey
Chief Financial Officer